Exhibit 10.1

OMNIBUS AMENDMENT #2 TO LEASE

200 Minuteman and 30 Minuteman

This OMNIBUS AMENDMENT #2 TO LEASE (this “Amendment”) is entered into and dated as of the 1st day of June 2020 (the “Omnibus Amendment #2 Effective Date”), by and between WHETSTONE 200 MINUTEMAN PARK, LLC, a Delaware limited liability company (“200 Minuteman Landlord”), and WHETSTONE 30 MINUTEMAN PARK, LLC, a Delaware limited liability company (“30 Minuteman Landlord”, and collectively with 200 Minuteman Landlord, the “Landlord”), each having an address for purposes hereof at One Market Plaza, Spear Tower Suite 4125, San Francisco, California 94105, and TRANSMEDICS GROUP, INC., a Massachusetts corporation, as tenant (“Tenant”), having an address for purposes hereof at 200 Minuteman Road, Andover, Massachusetts 01810.

WITNESSETH:

WHEREAS, 200 Minuteman Landlord and Tenant are the present parties to that certain Lease dated as of June 25, 2004 (the “200 Minuteman Original Lease”), as amended and affected by (i) that certain Commencement Letter dated as of August 9, 2006, (ii) that certain First Amendment to Lease dated as of September 28, 2004, (iii) that certain Second Amendment to Lease dated as of November 29, 2005, (iv) that certain Third Amendment to Lease dated as of June 12, 2006, (v) that certain Fourth Amendment to Lease dated as of February 1, 2007, (vi) that certain Fifth Amendment to Lease dated as of April 30, 2010, (vii) that certain Omnibus Amendment #1 to Lease dated as of January 9, 2020 (the “Omnibus Amendment #1), and (viii) that certain letter dated as of March 1, 2020, regarding the delivery of Expansion Premises B (collectively, the “200 Minuteman Existing Lease”), pursuant to which 200 Minuteman Landlord leases to Tenant and Tenant leases from 200 Minuteman Landlord a portion of the building located at 200 Minuteman Road, Andover, Massachusetts 01810 (the “200 Minuteman Building”), containing a stipulated 95,394 rentable square feet in the aggregate (collectively, the “200 Minuteman Premises”), comprised of (a) 19,635 rentable square feet located on the first floor of the 200 Minuteman Building and (b) 75,759 rentable square feet located on the third floor of the 200 Minuteman Building;

WHEREAS, 30 Minuteman Landlord and Tenant are the present parties to that certain Lease dated as of June 25, 2004 (the “30 Minuteman Original Lease”) as amended and affected by (i) that certain Commencement Letter dated as of April 1, 2005, (ii) that certain First Amendment to Lease dated as of September 28, 2004, (iii) that certain letter agreement dated as of April 19, 2005 (the “Parking Letter Agreement”), (iv) that certain Second Amendment to Lease dated as of November 29, 2005, (v) that certain Third Amendment to Lease dated as of April 30, 2010, and (vi) Omnibus Amendment #1 (collectively, the “30 Minuteman Existing Lease” and together with the 200 Minuteman Existing Lease, the “Existing Lease”), pursuant to which 30 Minuteman Landlord leases to Tenant and Tenant leases from 30 Minuteman Landlord the entire building located at 30 Minuteman Road, Andover, Massachusetts 01810 (the “30 Minuteman Building”), containing a stipulated 10,500 rentable square feet (the “30 Minuteman Premises”, and collectively with the 200 Minuteman Premises, the “Premises”);

WHEREAS, the Term of the Existing Lease is currently scheduled to expire on December 31, 2026; and

WHEREAS, Landlord and Tenant desire to enter into this Amendment in order to (i) further extend the Term of the Existing Lease, and (ii) amend certain other terms and provisions of the Existing Lease. All initial capitalized terms used and not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Existing Lease.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual agreements contained in this Amendment, Landlord and Tenant hereby agree and amend the Existing Lease as follows:

1. Recitals. The above recitals are incorporated herein by this reference.

2. Lease. As of the Omnibus Amendment #2 Effective Date, all references to the “Lease” in this Amendment shall mean and refer to the Existing Lease, as amended and affected by this Amendment; provided, however, that the 200 Minuteman Existing Lease and the 30 Minuteman Existing Lease shall continue to be separate and distinct leases, and all references to the “Lease” in the 200 Minuteman Existing Lease shall mean and refer to the 200 Minuteman Existing Lease, as amended and affected by this Amendment (the “200 Minuteman Lease”), and all references to the “Lease” in the 30 Minuteman Existing Lease shall mean and refer to the 30 Minuteman Existing Lease, as amended and affected by this Amendment (the “30 Minuteman Lease”).

3. Extension of Expiration Date. Notwithstanding anything contained in the Existing Lease to the contrary, the Term of the Lease with respect to the entire Premises (i.e., the 105,894 rentable square feet comprised of the 200 Minuteman Premises and the 30 Minuteman Premises) is hereby extended beyond the currently scheduled expiration date of December 31, 2026 to December 31, 2027 (the “Extended New Expiration Date”) (unless sooner terminated in accordance with the terms and provisions contained in the Lease). Effective as of the Omnibus Amendment #2 Effective Date, all references to the “New Expiration Date” in the Existing Lease shall mean and refer to the Extended New Expiration Date.

4. Expansion Premises Commencement Date. Notwithstanding anything contained in the Existing Lease to the contrary, the defined terms “Expansion Premises A Commencement Date”, “Expansion Premises B Commencement Date” and “Expansion Premises Commencement Date” under the Existing Lease, all shall be amended to mean October 23, 2020.

5. Base Rent. In furtherance of the foregoing amendments, the rent charts set forth in Section 6(a) of Omnibus Amendment #1 are hereby deleted and replaced with the following:

200 Minuteman

Time Period	Rent Per Sq. Foot	Annual Base Rent for Expansion Premises A (39,774 RSF)	Annual Base Rent for Expansion Premises B (11,735 RSF)	Annual Base Rent for 200 Minuteman Existing Premises (43,885 RSF)	Annual Base Rent for entire 200 Minuteman Premises	Monthly Installment Amount
December 23, 2019 - October 22, 2020	$17.50	$0.00	$0.00	$767,987.50	$767,987.50	$63,998.96
October 23, 2020 - December 22, 2020	$17.50	$696,045.00	$205,362.50	$767,987.50	$1,669,395.00	$139,116.25
December 23, 2020 - December 22, 2021	$17.94	$713,446.13	$210,496.56	$787,187.19	$1,711,129.88	$142,594.16
December 23, 2021 - December 22, 2022	$18.39	$731,282.28	$215,758.98	$806,866.87	$1,753,908.12	$146,159.01
December 23, 2022 - December 22, 2023	$18.85	$749,564.34	$221,152.95	$827,038.54	$1,797,755.82	$149,812.99
December 23, 2023 - December 22, 2024	$19.32	$768,303.44	$226,681.77	$847,714.50	$1,842,699.72	$153,558.31
December 23, 2024 - December 22, 2025	$19.80	$787,511.03	$232,348.82	$868,907.36	$1,888,767.21	$157,397.27
December 23, 2025 - December 22, 2026	$20.29	$807,198.81	$238,157.54	$890,630.05	$1,935,986.39	$161,332.20
December 23, 2026 - December 22, 2027	$20.80	$827,378.78	$244,111.48	$912,895.80	$1,984,386.05	$165,365.50
December 23, 2027 - December 31, 2027	$21.32	$848,063.24	$250,214.27	$935,718.20	$2,033,995.71	$169,499.64

30 Minuteman

Time Period	Rent Per Sq. Foot	Annual Base Rent for 30 Minuteman Existing Premises (10,500 RSF)	Monthly Installment Amount
December 23, 2019 - December 22, 2020	$17.50	$183,750.00	$15,312.50
December 23, 2020 - December 22, 2021	$17.94	$188,343.75	$15,695.31
December 23, 2021 - December 22, 2022	$18.39	$193,052.34	$16,087.70
December 23, 2022 - December 22, 2023	$18.85	$197,878.65	$16,489.89
December 23, 2023 - December 22, 2024	$19.32	$202,825.62	$16,902.13
December 23, 2024 - December 22, 2025	$19.80	$207,896.26	$17,324.69
December 23, 2025 - December 22, 2026	$20.29	$213,093.67	$17,757.81
December 23, 2026 - December 22, 2027	$20.80	$218,421.01	$18,201.75
December 23, 2027 - December 31, 2027	$21.32	$223,881.53	$18,656.79

6. Time Period for Requisition of Work Allowance. Notwithstanding anything contained in the Existing Lease to the contrary, Landlord and Tenant hereby agree that Tenant shall have until December 23, 2021 to requisition the Work Allowance. Accordingly, effective as of the Omnibus Amendment #2 Effective Date, the Work Letter attached as Exhibit B to Omnibus Amendment #1 is hereby amended by deleting the penultimate sentence of the first paragraph of Section 2 thereof and replacing it with the following: “Any portion of the Work Allowance that is not requisitioned by December 23, 2021 shall be deemed forfeited by Tenant, and Landlord shall have no further obligation with respect thereto.”

7. Brokers. Landlord and Tenant each represents and warrants to the other that in the negotiation of this Amendment it dealt with no broker(s) or other party or parties entitled to any commission, fee or other compensation in connection with this Amendment. Each of Tenant and Landlord hereby indemnifies and agrees to defend and hold the other harmless from and against any claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord and Tenant acknowledge and agree that Landlord shall not be responsible for paying any commissions due to any brokers in connection with this Amendment.

8. Miscellaneous. Landlord and Tenant hereby acknowledge and agree that, except as specifically amended by the terms of this Amendment, all of the terms, covenants and provisions of the Existing Lease are hereby ratified and confirmed and shall remain in full force and effect. To the extent that there is any inconsistency between the terms and provisions of the Existing Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control. Tenant hereby certifies that, to Tenant’s knowledge, Landlord is not in default under the Existing Lease and no state of fact or condition exists which, upon either the passage of time and/or the giving of notice, could give rise to a default of Landlord under the Existing Lease. Landlord hereby certifies that, to Landlord’s knowledge, Tenant is not in default under the Existing Lease and no state of fact or condition exists which, upon either the passage of time and/or the giving of notice, could give rise to a default of Tenant under the Existing Lease. This Amendment may be executed in two (2) or more counterparts, and by the exchange of facsimile or other electronic signatures with the same force and effect as original ink signatures. When each party has signed and delivered at least one (1) such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to Landlord and Tenant as of the date first above-written. Each of Landlord and Tenant hereby represents and warrants to the other that the individual(s) executing this Amendment on their respective behalf are duly authorized to do so, and that such authorization remains in full force and effect and has not been modified or revoked.

[SEE NEXT PAGE FOR SIGNATURES]

WITNESS the execution hereof as of the date first above written.

LANDLORD:

WHETSTONE 200 MINUTEMAN PARK, LLC,
a Delaware limited liability company

By:	/s/ Rajiv S. Patel
Name: Rajiv S. Patel
Title: President

WHETSTONE 30 MINUTEMAN PARK, LLC,
a Delaware limited liability company

By:	/s/ Rajiv S. Patel
Name: Rajiv S. Patel
Title: President

TENANT:

TRANSMEDICS GROUP, INC. a Massachusetts
corporation

By:	/s/ Stephen Gordon
Name: Stephen Gordon
Title: CFO